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                                                                   Exhibit 10.15

               Employment Agreement Dated November 11, 2003 by and
                      between Arthur Stern and the Company

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 11th day of November, 2003 by and between ASTA FUNDING, INC., a Delaware corporation, with offices at 210 Sylvan Ave., Englewood Cliffs, NJ 07632 (the "Company") and ARTHUR STERN, an individual residing at 3333 Henry Hudson Parkway, Riverdale, New York 10463 (the "Employee")

                               W I T N E S E T H:

WHEREAS, the parties desire to enter this Agreement to set forth the terms of the Employee's continued employment by the Company.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and value consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Employee mutually agree as follows:

         1.       Employment Duties.

                  (a) Employment. The Company agrees to continue to employ the Employee, and the Employee agrees to accept continued employment with the Company, on the terms and conditions set forth in this Agreement.

                  (b) Scope of Duties. During the Employment Period (as defined herein), the Employee shall devote his business time, attention and energy to the business, and to seeking improvement in the profitability, of the Company. During the Employment Period, the Employee shall serve as Executive Vice President of the Company and its subsidiaries and shall have the authority to perform and shall perform all of the duties that are customary for the office of Executive Vice President of the Company, subject at all times to the control and direction of the President and the Board of Directors of the Company, and shall perform such services as typically are provided by the Executive Vice President of a corporation and such other services consistent therewith as shall be assigned to him from time to time by the President or the Board of Directors of the Company. Employee shall also continue to serve as Chairman of the Board of Directors of the Company for such period as he continues to be duly elected to such position by the shareholders of the Company.

                  (c) Service. During the Employment Period, the Employee shall perform his duties in a diligent manner; shall not engage in activities which are or could be detrimental to the existing or future business of the Company and its subsidiaries; and shall observe and conform to all laws, customs, and standards of business ethics and honest business practices. The Employee shall be requested, and does hereby agree, to be a full time employee of the Company during the Employment Period. During the Employment Period, the Employee shall not engage in any other business activity which, in the reasonable judgment of the Company's Board of Directors, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that it is understood that this Section 1(c) shall not preclude the Employee from making passive investments in other companies or from serving as Vice President of Asta Group, Inc.

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                  (d)      Professional Standards. Recognizing and acknowledging
                           that it is essential for the protection and enhancement of the name and business of the Company and its subsidiaries and the good will pertaining thereto, the Employee shall perform his duties under this Agreement professionally and in accordance with the standards established by the Company from time to time; and the Employee shall not act, and shall refrain from acting, in any manner that could harm or tarnish the name, business or income of the Company and its subsidiaries or the good will pertaining thereto.

         2.       Compensation.

                  (a) Base Salary. For all services rendered by the Employee during the Employment Period, the Company shall pay the Employee a base salary ("Base Salary") in the amount of $300,000 on an annualized basis, payable in accordance with the Company's customary payment policies and periods. The Employee's Base Salary may be increased as determined by the Board of Directors of the Company in its sole discretion.

                  (b) Bonuses. During the Employment Period, the Employee shall be eligible to receive bonuses as determined by the Board of Directors of the Company in its sole discretion.

                  (c) Stock Options. During the Employment Period, the Employee shall be eligible to receive stock options as determined by the Board of Directors of the Company in its sole discretion.

                  (d) Benefits. During the Employment Period, the Employee and/or the Employee's dependents, as the case may be, shall be entitled to participate (subject to eligibility requirements) in the employee benefit plans generally available to other similarly situated employees of the Company and the Employee shall be entitled to the fringe benefits and perquisites made generally available to other similarly situated employees of the Company. The Company reserves the right to modify, change or terminate its benefit plans, fringe benefits and perquisite plans and programs from time to time in the discretion of the Board of Directors of the Company.

                  (e) Vacation. During the Employment Period, the Employee shall be entitled to an annual vacation of fifteen
                           (15) working days for each full calendar year of employment hereunder, which may be taken all at once or from time to time; provided, however, that: (i) the Employee shall schedule such vacation time so as to mitigate the adverse effects to the Company of the Employee's absence; (ii) the Employee shall give the Company at least thirty days (30) days notice of consecutive vacation days in excess of five (5) to be taken by the Employee at any one time; and (iii) up to one (1) week unused vacation time during the calendar year may be carried over and used by the Employee in the following calendar year.

         3.       Non-Competition.

                  (a) In view of the Employee's knowledge of the trade secrets and other proprietary information relating to the business of the Company, its subsidiaries and their respective customers which the Employee has heretofore obtained and is expected to obtain during the period the Employee is employed under this Agreement (the "Employment Period"), and in consideration of the Employee's employment hereunder, the Employee agrees: (i) that he will not during the Employment Period Participate In (as such term hereinafter defined) any other business or organization if such business or organization now is or shall then be competing with or be of a nature similar to the business of the Company or its subsidiaries; and (ii) (A) for a period of twelve
                           (12) months after the Termination Date (as defined in Section 6) due to a termination of this Agreement for Cause (as defined herein) or (B) for such period as the Company shall continue to pay to the Employee his Base Salary and health insurance benefits in accordance with Section 8(b) after a termination of the Employee's employment Without Cause (as defined below) or for Disability (as defined below), he will not, in any geographic area in which the Company or any of its subsidiaries does business as of the Termination Date, compete with or be engaged in the same business as, or Participate In, any other business or organization which competes with or is engaged in the same business as the Company or its subsidiaries with respect to any service offered or activity engaged in up to the Termination Date, except that in each case the provisions of this
                           Section 3 will not be deemed breached merely because the Employee owns not more than 2% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                  (b) The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for the benefit of any other enterprise, own, manage, operate, control or loan money to (provided that an investment in debt instruments issued pursuant to an effective registration statement under the Securities Act of 1993, as amended shall not be deemed to be a loan), or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, agent, or otherwise with, or acquiesce in the use of his name in."

                  (c) During the Employment Period and, in the case of the termination of the Employee's employment for Cause only, for a period one (1) year after the Termination Date, the Employee will not directly or indirectly:

                           (i)      Reveal the name of, solicit, use or
                                    interfere with, or endeavor to entice away from the Company (or any of its subsidiaries) any of their customers, vendors, or employees; or

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                           (ii)     Employ or engage any person or entity who or
                                    which, at any time up to the Termination
                                    Date, was an employee or agent of the
                                    Company or its subsidiaries without the
                                    prior written consent of the Company.

                  (d)      The Employee agrees that the provisions of this
                           Section 3 and Sections 4 and 5 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this
                           Section 3 or in Sections 4 or 5 shall be deemed by a court of competent jurisdiction to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced from such restriction shall then be enforceable in the manner contemplated hereby.


         4. Confidential Information. All confidential information which the Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or its subsidiaries or of any of their respective customers or vendors shall not be published, disclosed, or made accessible by him to any other person, firm, corporation or entity, either during or after the Employment Period or used by him during or after the Employment Period (except in the business and for the benefit of the Company or its subsidiaries), without the prior written consent of the Company. The Employee shall return all tangible evidence of such confidential information to the Company prior to or at the end of the Employment Period.

         5. Rights of the Company.

                  (a) Any interest in copyrights, copyrightable works, developments, discoveries, designs and processes, patents, patent applications, inventions and technological innovations (collectively,
                           "Inventions") which the Employee (i) owns, conceives of or develops, alone or with others, (A) relating to the business of the Company or its subsidiaries or any business in which the Company (or its subsidiaries) contemplates being engaged or (B) which anticipate research or development of the Company or its subsidiaries, or (ii) conceives of or develops utilizing the time, material, facilities or information of the Company or its subsidiaries, in either case during the Employment Period, shall belong to the Company.

                  (b) As soon as the Employee owns, conceives of or develops any Invention, the Employee shall immediately communicate such fact in writing to the Board of Directors of the Company. Upon the request of the Company, the Employee shall, without further compensation but at the Company's expense (subject to clause (i) below) execute all such assignments and other documents (including applications for trademarks, copyrights and patents and assignments thereof) and take all such other action as the Company may reasonably request, including obtaining spousal consents or waivers, (i) to vest in the Company all right, title and interest of the Employee in and to such Inventions, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances ( the Employee to take such action, at his expense, as is necessary to remove all such liens) and (ii) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefore in any and all jurisdictions in and outside the United States in the name of the Company or in such other names(s) as the Company shall determine.

         6. Employment Period. The Employment Period shall commence on the date of this Agreement and shall continue for a three year period ending on November 10, 2006, or such earlier date on which any of the following events occurs (the "Termination Date"):

                  (a)      the death of the Employee;

                  (b)      the voluntary resignation of the Employee;

                  (c) the termination by the Board of Directors of the Employee's employment for Disability (as hereinafter defined);

                  (d) the termination by the Board of Directors of the Employee's employment for Cause (as hereinafter defined); or

                  (e) the termination by the Board of Directors of the Employee's employment Without Cause (as hereafter defined)

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         7.       Definitions Relating to Termination

                  (a)      Disability

                           The term "Disability" shall mean any physical or mental condition of the Employee which, in the reasonable discretion of the Board of Directors, after consultation with the Employee's physician, materially impairs the Employee's ability to render the services to be performed by him hereunder for a period of 180 consecutive days or for at least 240 days in any consecutive 360 day period.

                  (b)      Cause

                           The term "Cause" shall mean the good faith finding by the Board Directors of the Company upon resolution adopted by it of the existence of any one of the following:

                  (i) The Employee's failure or refusal to perform specific written directives consistent with his duties and responsibilities as set forth in Section 1 hereof, which lack of performance is not cured within 15 days after written notice thereof or 30 days if at the 15th day and thereafter the Employee is diligently attempting to cure;

                  (ii) Conviction of a felony or of any crime involving moral turpitude or fraud;

                  (iii) The commission by the Employee of any willful or intentional act which the Employee reasonably should have contemplated would have the effect of injuring the reputation, financial condition, business or business relationships of the Company (and its subsidiaries, individually or taken as a whole) and/or the Employee; or

                  (iv) Any material breach (not covered by any of the clauses (i) through (iii) hereof) of any of the provisions of this Agreement, if such breach is not cured within 30 days after written notice thereof to by the Board of Directors.

                  (c)      Without Cause

                           The term "Without Cause" shall mean a determination of the Board of Directors to terminate the Employee for any reason other than death, Disability or for Cause.

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         8. Effect of Termination

                  (a) If the Employee's employment is terminated by the Company for Cause or the Employment Period expires, then the Employee shall be paid the Employee's Base Salary and other benefits hereunder through the Termination Date and the Company shall have no further obligations to the Employee.

                  (b) If the Employee's employment is terminated Without Cause, for Disability or upon the Employee's death, then (i) the Employee or his estate, as applicable, shall continue to be paid the Employee's Base Salary through November 10, 2006, and (ii) the Company shall continue to provide to the Employee and his eligible dependents health insurance coverage through November 10, 2006.

                  (c) Irrespective of the basis for the termination of the Employee's employment with the Company, all benefits (including fringe benefits), if any, due the Employee hereunder shall cease as of the Termination Date, other than (i) COBRA rights which shall continue to the extent provided thereunder, (ii) Base Salary, if applicable, to the extent provided in Section 8(b),
                           (iii) health insurance coverage, if applicable, to the extent provided in Section 8(b), and (iv) rights under any stock options the Employee may have been granted.

         9. Arbitration. Except with respect to the Company's right to seek injunctive or equitable relief, any controversy, dispute, or claim between the Employee and the Company arising out of or relating to this Agreement, the Employee's employment by the Company, the cessation of the Employee's employment with the Company, or any matter relating to the foregoing, shall be submitted to and settled by arbitration in the State of New Jersey, in accordance with the then current rules of the American Arbitration Association or any successor thereto. Within ten (10) days after a request for arbitration by one party to the other, the Company and the Employee shall each select one arbitrator. Within ten (10) days after the second of such arbitrators has been selected, the two arbitrators thereby selected shall choose a third arbitrator who shall be the Chairman of the panel. If the first two arbitrators selected cannot agree upon a third arbitrator, the American Arbitration Association shall name the third arbitrator. The arbitrators may grant injunctions or other relief in such dispute or controversy. In the arbitration, the parties shall be entitled to pre-hearing discovery. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration. In connection with such arbitration and the enforcement of any award rendered as a result thereof, the parties hereto irrevocably consent to the personal jurisdiction of the federal and state courts located in New Jersey, and further consent that any process or notice of motion or other application to the said Courts or Judges thereof may be served inside or outside the State of New Jersey by registered mail or personal service, provided a time period of at least twenty (20) days for appearance is allowed. The Company shall not be required to seek injunctive relief from the arbitrators but may seek such injunctive relief in a court proceeding. The terms of this Section 9 shall apply to all disputes, controversies and claims, including, without limitation, any rights or claims the Employee may have under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1954, the Equal Pay Act, or any other federal, state, or local laws, rules or regulations relating to employment discrimination or otherwise in any way pertaining to the Employee's employment or termination thereof. This Section 9 shall survive the termination (by expiration or otherwise) of this Agreement.

         10. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         11. Notices. Any notice or communication to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given when personally delivered or transmitted by facsimile, or three (3) days after the date sent by registered or certified mail, postage prepaid, as follows:

                  (a)      if to the Company, addressed to it at:

                           210 Sylvan Avenue
                           Englewood Cliffs, NJ  07632
                           Attention: Chairman

                           with copies to:

                           Lowenstein Sandler P.C.
                           65 Livingston Avenue
                           Roseland, NJ  07068
                           Attn: John D. Schupper, Esq.

                  (b)      If to the Employee, addressed to him at:

                           3333 Henry Hudson Parkway
                           Riverdale, New York  10463

                           or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         12. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         13. Assignment. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise. The Company may assign its rights and obligations hereunder to any of its subsidiaries or affiliates. The Company will provide notice of such assignment to the Employee.

         14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure of the benefit of the Employee and his heirs and personal representatives, and shall be binding upon the Company and inure to the benefit of the Company, its subsidiaries and affiliates and their respective successors and assigns.

         16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         17. Injunctive Relief. As it would be very difficult to measure the damages, which would result to the Company from a breach of any of the covenants contained in Section 3, 4 or 5 of this Agreement, in the event of such a breach, the Company shall have the right to have such covenants specifically enforced by a court of competent jurisdiction. The Employee hereby recognizes and acknowledges that irreparable injury or damage shall result to the business of the Company in the event of a breach or threatened breach by the Employee of the terms and provisions of Section 3, 4 or 5. Therefore, the Employee agrees that the Company shall be entitled to an injunction-restraining the Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, recovery of damages from the Employee and, if the Employee is still employed by the Company, terminating the employment of Employee in accordance with the terms and provisions hereof.

         18. Governing Law. Any and all claims, controversies or actions arising out of this Agreement or the Employee's employment with the Company, including, without limitation, tort claims, shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to choice of law principles thereof.

         19. Attorney's Fees. If a legal action or other proceeding is brought for enforcement of this Agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and cost incurred, in addition to any other relief to which they may be entitled.

         20. Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof.

         21. Survival. All warranties, representations, indemnities, covenants and other agreements of the parties hereto shall survive the execution, delivery and termination of this Agreement and shall, notwithstanding the execution, delivery and termination of this Agreement, continue in full force and effect.

         22. Acknowledgment. The Employee specifically acknowledges that: the Employee has read and understands all of the terms of this Agreement; in executing this Agreement, the Employee does not rely on any inducements, agreements, promises or representations of the Company or any agent of the Company, other than the terms and conditions specifically set forth in this Agreement; the Employee has had an opportunity to consult with independent counsel with respect to the execution of this Agreement; and that the Employee has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining hereto as he deems necessary.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the day and year first above written.


                                         ASTA FUNDING, INC.


                                         By:  /S/ Gary Stern
                                             -----------------------------


                                              /S/ Arthur Stern
                                             -----------------------------
                                             Arthur Stern